As filed with the Securities and Exchange Commission on April 19, 2006

Registration No. 333- 109231

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OmniComm Systems, Inc.

(Exact Name of Small Business Issuer as Specified in Its Charter)

Delaware	541511	11-3349762
State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Number	I.R.S. Employer Identification No.

2555 Davie Road

Suite 110-B

Davie, Florida 33317

954.473.1254

(Address and Telephone Number of Principal Executive Offices)

Ronald T. Linares, Chief Financial Officer

2101 Commercial Blvd.

Suite 4000

Ft. Lauderdale, Florida 33309

954.473.1254

(With a Copy To)

Corporation Trust Company

1209 Orange Street

Wilmington, DE 19801

(302)658-7581

(Name, Address and Telephone Number of Agent For Service)

Copies of All Communications to:

Schneider Weinberger & Beilly, LLP

2200 Corporate Boulevard, N.W.

Suite 210

Boca Raton, FL 33431

561.362.9595

Attention: Roxanne K. Beilly, Esq.

Approximate date of commencement of proposed sale to the public: Not Applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box ☐

DEREGISTRATION OF SECURITIES

The Registrant previously filed with the Securities and Exchange Commission (the “Commission”), and the Commission declared effective, a registration statement on Form SB-2, Registration No. 333-109231 (the “Registration Statement”), for the registration of the resale of 39,879,850 shares of our common stock, by certain selling stockholders issuable upon conversion or exercise of our Series B Preferred Stock, Series C Preferred Stock, warrants, and Placement Agent Unit Options. A portion of the common stock was sold pursuant to the Registration Statement. This Post-Effective Amendment No. 2 to the Registration Statement is being filed to terminate the Registration Statement and deregister the shares of the common stock that were registered under the Registration Statement which remain unsold under the Registration Statement as of the date hereof. No shares of common stock shall remain available for sale pursuant to this Registration Statement, effective as of the date of this Post-Effective Amendment No. 2.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, OmniComm Systems, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 2 to Form SB-2 and has duly caused this Post-Effective Amendment No. 2 to Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in Ft. Lauderdale, Florida, on April 19, 2006.

OMNICOMM SYSTEMS, INC.

By:	/s/ Ronald T. Linares
Name:	Ronald T. Linares
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Form S-3 has been signed by the following persons in the capacities indicated and as of April 19, 2006.

Signature	Title

/s/ Cornelis F. Wit Cornelis F. Wit	President and Chief Executive Officer (Principal Executive Officer)

/s/ Randall G. Smith Randall G. Smith	Chairman and Chief Technology Officer

/s/ Ronald T. Linares Ronald T. Linares	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Guus van Kesteren Guus van Kesteren	Director

/s/ Matthew D. Veatch Matthew D. Veatch	Director

/s/ Charles E. Leonard Charles E. Leonard	Director